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                                                                      Exhibit 5


                                 August 14, 1996


Seeq Technology Incorporated
47200 Bayside Parkway
Fremont, California 94538

                  Re: Seeq Technology Incorporated Registration Statement for Offering of 2,400,000 Shares of Common Stock

Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 2,400,000 shares of Common Stock under the Company's Restated 1982 Stock Option Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Restated 1982 Stock Option Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                  Very truly yours,


                                  /s/Gunderson Dettmer Stough Villeneuve
                                     Franklin & Hachigian, LLP

                                  Gunderson Dettmer Stough Villeneuve
                                     Franklin & Hachigian, LLP